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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of JDS Uniphase Corporation for the registration of 96,153,846 shares of its common stock and to the incorporation by reference therein of our report dated July 21, 2003, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

San Jose, California
November 14, 2003